UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2017

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

125 Nagog Park, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

1.            On January 26, 2017, the Compensation Committee of the Board of Directors of Psychemedics Corporation (the "Company") approved the terms of cash performance bonus arrangements with certain executive officers, including the Company’s Chief Executive Officer, its Vice President – Laboratory Operations, its Vice President – Finance, and another employee for 2017 (the “cash bonus arrangements”). Bonus payments under the cash bonus arrangements are calculated and paid as follows:

Each participant has the opportunity to earn as bonus compensation up to an aggregate of an additional 25% of his or her Base Salary in 2017 based on achievement of Company and individual goals. Each participant's target percentages consist of the following:

a.	Up to 10% of Base Salary based on the Company’s achievement of pre-determined revenue and earnings per share goals for 2017; plus

b.	Up to 10% of Base Salary based on the employee’s achievement of pre-determined individual objectives for 2017; plus

c.	Up to an additional five percent (5%) of base salary would be payable (in addition to items (a) and (b) above) based on the Company’s achievement of a specific strategic objective during 2017.

The foregoing targets (a), (b) and (c) are cumulative and achievement of any such target is not dependent upon achievement of any other listed target.

The Compensation Committee reserves the right to withdraw, amend, add to and terminate the cash bonus arrangements, or any portion of them, in its discretion at any time, including, but not limited to, changing or eliminating the threshold amounts giving rise to the payment of target percentages, determining the calculation of such threshold amounts, and adjusting threshold amounts to take into account special non recurring items, in determining financial and individual performance.

Following the end of fiscal year 2017, the Chief Executive Officer will review and assess the performance of each of the other participants with respect to achievement of his or her individual goals, and provide his recommendations thereon to the Compensation Committee. In addition, the Compensation Committee will review and assess the Chief Executive Officer's performance with respect to achievement of his individual goals. The Compensation Committee will then determine the level of payout of the portion of the Chief Executive Officer’s bonus arrangement with respect to individual and Company goals, and each of the other participants, based on the Committee's review and assessment of the performance of each individual toward his or her individual goals and Company goals.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: February 1, 2017

	By:	/s/ Neil Lerner
Neil Lerner, Vice President - Finance

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